CERTIFICATION

Pursuant to Section 906

of the Sarbanes-Oxley Act of 2002

The undersigned, the PRESIDENT/CHIEF EXECUTIVE OFFICER of The Enterprise Group of Funds, Inc. (the “Fund”), with respect to the Form N-CSR for the period ended October 31, 2004 as filed with the Securities and Exchange Commission, hereby certifies, to the best of his knowledge, that:

1. such Form N-CSR fully complies with the requirements of section 13 (a) or 15 (d) of the Securities Exchange Act of 1934; and

2. the information contained in such Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Fund.

Date: December 31, 2004	/s/ Steven M. Joenk

President/Chief Executive Officer

The undersigned, the TREASURER/CHIEF FINANCIAL OFFICER of The Enterprise Group of Funds, Inc. (the “Fund”), with respect to the Form N-CSR for the period ended October 31, 2004 as filed with the Securities and Exchange Commission, hereby certifies, to the best of his knowledge, that:

1. such Form N-CSR fully complies with the requirements of section 13 (a) or 15 (d) of the Securities Exchange Act of 1934; and

2. the information contained in such Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Fund.

Date: December 31, 2004	/s/ Kenneth T. Kozlowski

Treasurer/Chief Financial Officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to The Enterprise Group of Funds, Inc. and will be retained by The Enterprise Group of Funds, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.